UNITED STATES

SECURITIES EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report: January 8, 2010

URANIUM PLUS RESOURCE CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	333-144226	26-0148468
State or other jurisdiction of incorporation	Commission File Number	IRS Identification No.

Suite 112A – 17624 15th Avenue

Mill Creek, Washington, 98012

(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code:  (206) 963-4519

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On January 8, 2009, the Company entered into an Asset Purchase Agreement (the “Agreement”) with ArtVentive, Inc., a California corporation (“ArtVentive”).  Under the terms of the Agreement, ArtVentive has agreed to sell to the Company substantially all of the assets of ArtVentive in exchange for 21,430,200 restricted shares of the Company’s common stock issued to the shareholders of ArtVentive, as listed in the Agreement, at the closing of the Agreement.  The closing is set to occur following certain criteria.

Section 9 Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

Attached as Exhibit 10.1 is the Asset Purchase Agreement.

SIGNATURES

URANIUM PLUS RECOURCES, INC.

/s/ H. James Graham

H. James Graham, CEO